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                                                                   Exhibit h.4

                                                              January __, 1997





                                 580,000 Shares

                           Sirrom Capital Corporation

                      Shares of Common Stock, No Par Value





                         INTERNATIONAL DEALER AGREEMENT





January __, 1997(1)






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     (1)Insert date of Underwriting Agreement.

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MORGAN STANLEY & CO. INTERNATIONAL LIMITED
c/o MORGAN STANLEY & CO. INTERNATIONAL LIMITED
  25 Cabot Square
  Canary Wharf
  London E14 4QA
  England

Dear Sirs:


                 We understand that Sirrom Capital Corporation, a Tennessee corporation (the "Company") and certain shareholders (the "Selling Shareholders") named in Schedule I to the Underwriting Agreement (as defined below), propose to issue and sell to the several Underwriters (as defined below) an aggregate of 2,900,000 shares (the "Firm Shares") of its Common Stock, no par value ("Common Stock") pursuant to an underwriting agreement (the "Underwriting Agreement") with you as representative (the "International Representative") of the international underwriters named in Schedule III thereto (the "International Underwriters"), and with Morgan Stanley & Co. Incorporated, The Robinson-Humphrey Company, Inc., J.C. Bradford & Co. and Equitable Securities Corporation as representatives (the "U.S. Representatives") of the U.S. underwriters (the "U.S. Underwriters"). The Firm Shares to be sold to the several U.S. Underwriters and to the several International Underwriters shall hereinafter be referred to, respectively, as the U.S. Firm Shares and the International Shares. The International Underwriters and the U.S. Underwriters are hereinafter collectively referred to as the Underwriters.

                 In addition, the several U.S. Underwriters will have an option to purchase from the Company an additional 435,000 shares (the "Additional Shares") to provide for over-allotments. The term "U.S. Shares" shall mean the U.S. Firm Shares and the Additional Shares. The U.S. Shares and the International Shares are hereinafter collectively referred to as the Shares.

                 We acknowledge receipt of the Prospectus dated January __, 1997(2) (hereinafter called the international prospectus) relating to the offering of the International Shares.






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         (2)Insert date of Underwriting Agreement.
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                 We understand that the International Underwriters are
severally offering, through you, certain of the Shares for sale to certain dealers at the offering price of U.S. $_____ less a concession not in excess of U.S. $_____(3) under the offering price, and that any International Underwriter may allow, and dealers may reallow, a concession not in excess of U.S. $_____(4) under the offering price to other International Underwriters or to other dealers who enter into an agreement in this form.

                 We hereby agree with you as follows with respect to any purchase of Shares from you or from any other International Underwriter or from any dealer at a concession from the offering price.

                 In purchasing Shares, we will rely only on the international prospectus and on no other statements whatsoever, written or oral.


                                       I.


                 We understand that no action has been or will be taken in any jurisdiction by the International Underwriters or the Company that would permit a public offering of the Shares, or possession or distribution of the international prospectus, in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States. We agree that we will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which we purchase, offer, sell or deliver Shares (including, without limitation, any applicable requirements relating to the delivery of the international prospectus, in preliminary or final form), in each case at our own expense. In connection with sales of and offers to sell Shares made by us, we will either furnish to each person to whom any such sale or offer is made a copy of the then current international prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or inform such person that such international prospectus will be made available upon request and we will keep an accurate record of the names and addresses of all persons to whom we give copies of the registration statement relating to the offering of the Shares, the international prospectus, in preliminary or






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         (3)Insert amount of selling concession.

         (4)Insert amount of reallowance.

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final form, or any amendment or supplement thereto, and, when furnished with any subsequent amendment to such registration statement, any subsequent prospectus or any medium outlining changes in the registration statement or any prospectus, we will upon request of the International Representative, promptly forward copies thereof to such persons or inform such persons that such amendment, subsequent prospectus or other medium will be made available upon request.

                 We will not give any information or make any representation other than as contained in the international prospectus, or act for the Company, any Selling Shareholder, any International Underwriter or you.

                 We represent and agree that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Article I of the Agreement Between U.S. and International Underwriters of even date herewith (hereinafter called the Agreement Between U.S. and International Underwriters) and (y) stabilization transactions contemplated in Article IV of the Agreement Between U.S. and International Underwriters conducted through the U.S. Representatives as part of the distribution of the Shares, (a) we are not purchasing and have not purchased and will not purchase any of the Shares for the account of any United States or Canadian Person and (b) we have not offered or sold, and will not offer or sell, directly or indirectly, any of the Shares or distribute any prospectus relating to the Shares, in the United States or Canada or to any United States or Canadian Person and any dealer to whom we may sell any of the Shares will represent that it is not purchasing any of the Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell such Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree. "United States or Canadian Person" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. "United States" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction. Our agreement set forth in this paragraph shall terminate upon the earlier of (a) notice from you to such effect and (b) 30 days after the date of the initial offering of the Shares, unless you have given notice that the distribution of the Shares has





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not yet been completed. If such latter notice is given, the agreement set forth in this paragraph shall survive until the earlier of (x) the notice of termination referred to in (a) above and (y) 30 days after the date of any notice that the distribution of the Shares has not yet been completed.

                 We further represent that we have not offered or sold and agree not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and other relevant laws and regulations of Japan. We further agree to send to any dealer who purchases from us any of such Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and other relevant laws and regulations of Japan, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

                 We further represent and agree that (i) we have not offered or sold and during the period of six months from the date hereof will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) we have complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by us in relation to the Shares in, from or otherwise involving the United Kingdom; and
(iii) we have only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by us in connection with the issue of the Shares if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

                 We represent that we are a foreign bank or dealer not eligible for membership in the U.S. National Association





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of Securities Dealers, Inc. (hereinafter called the NASD), and we agree not to offer to sell or sell any Shares in, or to persons who are nationals or residents of, the United States, except for offers and Shares referred to in clause (x) of the third paragraph of this Article I. In making sales of Shares, we agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding (IM-2110-1) and Rules 2730, 2740 and 2750 of the NASD Conduct Rules as though we were a member in good standing of the NASD and Rule 2420 of the NASD Conduct Rules as it applies to a non-member broker or dealer in a foreign country.

                 We represent that we have not and agree that we will not, during the period continuing until the International Representative shall have notified us of the completion of the distribution of the Shares (i) offer, bid for, buy, sell, contract to buy or sell, sell any option or contract to purchase or sell, purchase any option or contract to sell or buy or otherwise acquire, transfer or dispose of, directly or indirectly, any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that involves the transfer to another, in whole or in part, of any of the economic consequences of ownership of the Common Stock (whether any such transaction described in clause (i) or (ii) above is for our own account or the account of a customer or whether any such transaction is to be settled by delivery of Common Stock or other such securities, in cash or otherwise), except (a) as provided in the Agreement Among International Underwriters, the Morgan Stanley & Co. Incorporated Master Agreement Among Underwriters, this Agreement or the Underwriting Agreement, (b) that we may convert any security of the Company convertible into Common Stock owned by us and sell the Common Stock acquired upon such conversion and that we may deliver Common Stock owned by us upon the exercise of any option written by us as permitted by the provisions set forth herein, (c) in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of purchases and which are executed by us in the ordinary course of our brokerage business and (d) that on or after the date of the initial public offering of the Shares, we may execute covered writing transactions in options to acquire Common Stock, when such transactions are covered by Shares, for the accounts of customers.

                 An opening uncovered writing transaction in options to acquire Common Stock for our account or for the account of a customer shall be deemed, for purposes of this Article I, to be a sale of Common Stock which is not unsolicited. The term "opening uncovered writing





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transaction in options to acquire" as used above means a transaction where the seller intends to become a writer of an option to purchase any Common Stock which he does not own. An opening uncovered purchase transaction in options to sell Common Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Common Stock which is not unsolicited. The term "opening uncovered purchase transaction in options to sell" as used above means a transaction where the purchaser intends to become an owner of an option to sell Common Stock which he does not own.

                 We represent that we have not participated, since we were invited to participate in the offering of the Shares, in any transaction prohibited by this Article I and that we have at all times complied and agree that we will at all times comply with the provisions of Rule 10b-6 of the U.S. Securities Exchange Act of 1934, as amended, applicable to this offering.

                 We agree to indemnify and hold harmless the Company, each Selling Shareholder, each Underwriter and each person controlling the Company or any Underwriter from and against any and all losses, claims, damages and liabilities (including fees and disbursements of counsel) arising from any breach by us of any of the provisions of this Article I.


                                      II.


                 Shares purchased by us at a concession from the offering price shall be promptly offered upon the terms set forth in the international prospectus or for sale at a concession not in excess of the reallowance concession under the offering price to any International Underwriter or to any other dealer who enters into an agreement with you in this form with respect to this offering that, among other things, sets forth such dealer's agreement that it is not purchasing Shares for the account of any United States or Canadian Persons and that it will not offer or resell Shares in the United States and Canada. Prior to offering Shares to any dealer at the public offering price less the reallowance, you must either ascertain that such dealer has entered into such an agreement or assure that such dealer will enter into such an agreement.

                 We agree to advise you from time to time upon request, prior to the termination of this Agreement, of the number of Shares remaining unsold which were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price and, on your





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request, we will resell to you any such Shares remaining unsold at the purchase price thereof if, in your opinion, such Shares are needed to make delivery against sales made to others.

                 If prior to the termination of this Agreement (or prior to such earlier date as you have determined) a U.S. Representative or International Representative purchases or contracts to purchase in the open market or otherwise any Shares which were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price (including any Shares represented by certificates which may have been issued on transfer or in exchange for certificates originally representing such Shares), and which Shares were therefore not effectively placed for investment by us, we authorize you either to charge our account with an amount equal to such concession which shall be credited against the cost of such Shares, or to require us to repurchase such Shares at a price equal to the total cost of such purchase, including any commissions and any taxes on redelivery.

                 We have not offered or sold, and we will not offer or sell, directly or indirectly, Shares that were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price (including any Shares represented by certificates which may have been issued on transfer or in exchange for certificates originally representing such Shares) to any person at less than the offering price, other than to (i) U.S. Underwriters pursuant to Article I of the Agreement Between U.S. and International Underwriters or (ii) other International Underwriters or to dealers who have entered into International Dealer Agreements with the International Representative (hereinafter called the International Dealer Agreements) and then only in conformity with the provisions of Article I and at a price that is not below the offering price less the maximum permissible reallowance to be specified in the international prospectus. We agree that prior to offering Shares to any dealer at the public offering price less the reallowance, we will either ascertain that such dealer has entered into such an International Dealer Agreement or make arrangements to assure that such dealer will enter into an International Dealer Agreement.


                                      III.


                 If we purchase any Shares from you hereunder, we agree that such purchases will be evidenced by your written confirmation and will be subject to the terms and conditions





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set forth in the confirmation and in the international prospectus.

                 Shares purchased by us from you in connection with our participation as dealer in the offering shall be paid for in full at (i) the offering price, (ii) such price less the applicable concession or (iii) the price set forth or indicated in the pricing wire, as you shall advise, in Federal or other funds immediately available in New York City in the manner, at such time and on such day as you may advise us against delivery of the Shares. If we are called upon to pay the offering price for the Shares purchased by us, the applicable concession will be paid to us, less any amounts charged to our account pursuant to Article II above, after termination of this Agreement. Unless we promptly give you written instruction otherwise, if transactions in the Shares may be settled through the facilities of The Depository Trust Company, payment for and delivery of Shares purchased by us will be made through such facilities, if we are a member, or, if we are not a member, settlement may be made through our ordinary correspondent who is a member.

                 We authorize the International Representative as principals to advance, or to arrange the advance of, funds to us to cover any delay in the receipt of funds necessary for payment for the Shares to be purchased by us and to charge, or to arrange for the charging of, interest on such funds at current rates.


                                      IV.


                 You will advise us of the date and time of termination of this Agreement or of any designated provisions hereof. This Agreement shall in any event terminate 30 days after the date of the initial offering of the Shares unless sooner terminated by you, provided that you may in your discretion extend this Agreement for a further period or periods not exceeding an aggregate of 30 days, and provided further that the provisions of Article I hereof shall survive any termination of this Agreement.


                                       V.


                 We agree that you, as International Representative, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the offering of the Shares. Neither you, as International Representative, nor any of the International Underwriters shall be under any liability to us for any act





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or omission, except in respect of obligations expressly assumed in this
Agreement.

                 All communications to you relating to the subject matter of this Agreement shall be addressed to the Syndicate Department, Morgan Stanley & Co. International Limited, 25 Cabot Square, Canary Wharf, London E14 4QA, England, and any notices to us shall be deemed to have been duly given if mailed or telegraphed to us at the address shown below.


                                      VI.

                                 GOVERNING LAW


                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York and United States federal law.



                                                   Very truly yours,


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                                                           (ADDRESS)



                                                   By
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